Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-192967) and Form F-3 (No. 333-184766) of Genetic Technologies Limited (the “Company”) of our report dated October 29, 2014 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Melbourne, Australia
October 29, 2014